UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2017
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On July 24, 2017, Lithia Motors, Inc. (the “Company”) completed a private offering of $300 million aggregate principal amount of its 5.250% Senior Notes due 2025 (the “Senior Notes”) that is exempt from the registration requirements of the Securities Act of 1933, as amended. In connection with the offering, the Company entered into a new indenture, as described in the following paragraphs.

The Senior Notes were issued pursuant to an indenture dated as of July 24, 2017 (the “Indenture”), among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and the guarantors named therein (the “Guarantors”). The Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future restricted subsidiaries that is a borrower under or that guarantees obligations under the Company’s credit facility or other indebtedness of the Company or any subsidiary guarantor.  A copy of the Indenture is set forth as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  The descriptions of the Indenture and the Senior Notes (a form of which is attached as an exhibit to the Indenture) in this report are only summaries and are qualified in their entirety by reference to the actual terms of the Indenture and the Senior Notes, respectively.

The Indenture and the Senior Notes provide, among other things, that the Senior Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment to all of the Company’s existing and future senior debt (without giving effect to any collateral arrangements) and senior in right of payment to all of the Company’s existing and future subordinated debt.  The Senior Notes will bear interest from July 24, 2017 at an annual rate of 5.250%, payable semi-annually on each February 1 and August 1 during which the Senior Notes are outstanding, commencing on February 1, 2018.  The Senior Notes will mature on August 1, 2025.  The Company may redeem the Senior Notes in whole or in part, on or after August 1, 2020, at the redemption prices set forth in the Indenture.  Prior to August 1, 2020, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture.  In addition, prior to August 1, 2020, the Company may redeem up to 40% of the Senior Notes from the proceeds of certain equity offerings.  Upon certain change of control events (as set forth in the Indenture), the holders of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness, (ii) pay dividends or make other distributions or repurchase or redeem our capital stock, (iii) prepay, redeem or repurchase certain debt, (iv) issue certain preferred stock or similar equity securities, (v) make loans and investments, (vi) sell assets, (vii) incur liens, (viii) enter into transactions with affiliates, (ix) enter into agreements restricting our subsidiaries’ ability to pay dividends and (x) consolidate, merge or sell all or substantially all of our assets. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable.

The Trustee and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

A copy of the press release announcing that the Company has completed its offering of the Senior Notes is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 24, 2017, among Lithia Motors, Inc., the Guarantors and the Trustee
4.2	Form of 5.250% Senior Notes due 2025 (included as part of Exhibit 4.1)
99.1	Press Release of Lithia Motors, Inc. dated July 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 24, 2017		LITHIA MOTORS, INC.
		By:	/s/ John F. North III
John F. North III
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
4.1	Indenture, dated as of July 24, 2017, among Lithia Motors, Inc., the Guarantors and the Trustee
4.2	Form of 5.250% Senior Notes due 2025 (included as part of Exhibit 4.1)
99.1	Press Release of Lithia Motors, Inc. dated July 24, 2017